UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2015

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement
On May 18, 2015, Farmer Bros. Co., a Delaware corporation (the “Company”), issued a press release announcing the appointment of Scott W. Bixby as the Company's Senior Vice President, General Manager Direct Store Delivery, effective as of May 27, 2015. In connection therewith, the Company and Scott W. Bixby entered into an Employment Agreement (the “Bixby Employment Agreement”), effective as of May 27, 2015 (the “Commencement Date”).
The following description of the Bixby Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Bixby Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Pursuant to the Bixby Employment Agreement, Mr. Bixby’s initial annual base salary will be $300,000. Mr. Bixby will be entitled to participate in the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “Incentive Plan”), with a Target Award (as defined in the Incentive Plan) equal to fifty-five percent (55%) of his base annual salary, prorated for fiscal 2015 based on the Commencement Date. Mr. Bixby will be entitled to all benefits and perquisites provided by the Company to its senior executives, including paid days off, group health insurance, life insurance, 401(k) plan, employee stock ownership plan, cell phone, Company credit card, expense reimbursement and an automobile allowance. In addition, the Company will pay and/or reimburse certain expenses related to Mr. Bixby’s relocation.
In accordance with the provisions of the Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan, as amended (the “Equity Plan”), on the Commencement Date, or on the first business day following the end of any blackout period if the Commencement Date is during a blackout period (“Award Date”), Mr. Bixby will be granted the following equity awards: (i) a number of non-qualified stock options determined by dividing $133,333 by the per share fair value of a non-qualified stock option (based on a Black-Scholes valuation or other appropriate option pricing methodology approved by the Compensation Committee); and (ii) a number of shares of restricted stock determined by dividing $66,667 by the Fair Market Value (as defined in the Equity Plan) on the Award Date. The stock options will have a seven (7) year term with an exercise price equal to the Fair Market Value on the Award Date. Provided Bixby is then employed by the Company, the Awards will vest as follows: (i) the stock option award will vest ratably over three years on each anniversary of the Award Date; and (ii) the restricted stock award will vest in its entirety on the third anniversary of the Award Date. Mr. Bixby will be entitled to participate in such future grants under the Equity Plan as are made by the Compensation Committee and the Board of Directors from time to time to senior Company officers. The Form of Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan Stock Option Grant Notice and Stock Option Agreement and the Form of Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2013 are incorporated herein by reference. The Stock Ownership Guidelines for Directors and Executive Officers adopted on October 13, 2014 and filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 are incorporated herein by reference.
Mr. Bixby’s employment may be terminated by the Company at any time with or without Cause or upon Mr. Bixby’s resignation with or without Good Reason, death or Permanent Incapacity, as such terms are defined in the Bixby Employment Agreement. Upon certain events of termination, Mr. Bixby is entitled to severance benefits, including base salary continuation, partially Company-paid COBRA coverage, and a prorated bonus based on his Target Award and achievement of performance criteria under the Incentive Plan. Receipt of any severance amounts is conditioned upon execution of a general release of claims against the Company. If Mr. Bixby becomes eligible for severance benefits under the Change in Control Severance Agreement described below under this Item 1.01, the benefits provided under that agreement will be in lieu of, and not in addition to, the severance benefits under the Bixby Employment Agreement.

Indemnification Agreement
Effective as of May 27, 2015, the Company and Mr. Bixby will enter into the Company’s standard form of Indemnification Agreement for directors and officers. Pursuant to the Indemnification Agreement, the Company will, to the extent permitted by applicable law, indemnify and hold harmless Mr. Bixby against all expenses, judgments, fines, penalties and amounts paid in settlement in connection with any threatened, pending or completed proceeding by reason of his status as an officer of the Company. The foregoing description is qualified in its entirety by the full text of the Indemnification Agreement, the form of which is filed herewith as Exhibit 10.2 (to update the schedule of indemnitees) and incorporated herein by reference.
Change in Control Severance Agreement
Effective as of May 27, 2015, the Company and Mr. Bixby will enter into the Company’s standard form of Change in Control Severance Agreement for executive officers. A brief description of the terms and conditions of the form of Change in Control Severance Agreement was previously filed by the Company in its definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed with the SEC on October 28, 2014 and incorporated herein by reference. The foregoing description is qualified in its entirety by the full text of the Change in Control Severance Agreement, the form of which is filed herewith as Exhibit 10.3 (to update the schedule of executive officers) and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    Effective July 1, 2015, Thomas W. Mortensen, Senior Vice President of Route Sales, will retire from the Company after more than 36 years of service to the Company. Mr. Mortensen will remain an employee through his retirement date of July 1, 2015 and transition his duties and responsibilities to Mr. Bixby upon commencement of Mr. Bixby’s employment with the Company on May 27, 2015. In connection with and effective upon his retirement as Senior Vice President of Route Sales, Mr. Mortensen’s Employment Agreement and Change in Control Severance Agreement previously entered into with the Company will terminate.
(c)    (1)    The Company and Scott W. Bixby entered into the Bixby Employment Agreement, effective as of May 27, 2015, pursuant to which Mr. Bixby will serve as Senior Vice President, General Manager Direct Store Delivery of the Company. Mr. Bixby’s employment will commence on May 27, 2015. A copy of the Company’s press release dated May 18, 2015 relating to Mr. Bixby’s employment is filed herewith as Exhibit 99.1 and incorporated herein by reference.
(2)    Mr. Bixby, age 54 served as Vice President, Customer Development for Hill’s Pet Nutrition, a leader in specialty pet nutrition products and a subsidiary of the Colgate-Palmolive Company, from 2013 to May 2015. Mr. Bixby's responsibilities included all US customer sales relationships, e-commerce, customer service, consumer services, retail marketing, and multi-functional customer development. From 2004 to 2012, Mr. Bixby served as Senior Vice President and Chief Merchandising Officer for Food Services of America, part of Services Group of America, one of the nation's largest privately-held broadline foodservice distributors, leading the procurement and merchandising side of the business for the Food Group distribution comprised of Ameristar Meats, Amerifresh Produce, GAMPAC Transportation, and Systems Services of America. Prior to Food Services of America, Mr. Bixby served three years as Vice President of Sales at the Campbell Soup Company, a producer of canned soups and related products. Prior to the Campbell Soup Company, Mr. Bixby served for 19 years at The Procter & Gamble Company, a multinational consumer goods company, in a variety of sales management and marketing roles with increasing responsibilities, and played key leadership roles in building customer-focused, multi-functional sales teams responsible for working with many of the nation’s leading retailers including Costco Wholesale, H-E-B, Kroger, SuperValu and Safeway. Mr. Bixby graduated with a B.S. degree in Marketing from Colorado State University.
There are no understandings or arrangements between Mr. Bixby and any other person pursuant to which Mr. Bixby was selected as Senior Vice President, General Manager Direct Store Delivery of the Company. Mr. Bixby has no family relationship with any director or executive officer of the Company. Other than as set forth in the Bixby Employment Agreement described above in Item 1.01, Mr. Bixby presently does not have a direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party in which the amount involved exceeds $120,000.
(3)    The disclosure in Item 1.01 above relating to the agreements between the Company and Mr. Bixby is incorporated herein by reference.
(e)    The disclosure in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective as of May 27, 2015, by and between Farmer Bros. Co. and Scott W. Bixby*

10.2	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on December 5, 2013 (with updated schedule of indemnitees attached)*

10.3	Form of Change in Control Severance Agreement for Executive Officers of the Company (with updated schedule of executive officers attached)*

99.1	Press release of Farmer Bros. Co. dated May 18, 2015
____________
*Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 20, 2015

FARMER BROS. CO.

By:	/s/ Mark J. Nelson
Mark J. Nelson
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective as of May 27, 2015, by and between Farmer Bros. Co. and Scott W. Bixby*

10.2	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on December 5, 2013 (with updated schedule of indemnitees attached)*

10.3	Form of Change in Control Severance Agreement for Executive Officers of the Company (with updated schedule of executive officers attached)*

99.1	Press release of Farmer Bros. Co. dated May 18, 2015
____________

*Management contract or compensatory plan or arrangement.